Exhibit 10.44

SECOND AMENDMENT TO THE ALION SCIENCE AND TECHNOLOGY
CORPORATION DIRECTORS’ DEFERRED COMPENSATION PLAN

WHEREAS, Alion Science and Technology Corporation (“Alion”) adopted the Alion Science and Technology Corporation Directors’ Deferred Compensation Plan (the “Plan”), effective January 1, 2003; and

WHEREAS, Alion desires to further amend the Plan to comply with the provisions of the new Section 409A of the Internal Revenue Code of 1986, as amended, by the enactment of the “American Jobs Creation Act of 2004” on October 22, 2004;

NOW, THEREFORE, pursuant to the powers reserved in Section 10.2 of the Plan, the plan is hereby amended, effective January 1, 2003, as follows:

Section 1

Article 1 of the Plan is hereby amended as follows:

Section 1.25 is amended by inserting “or payment” after the word “exercise”.

Section 2

Article 3 of the Plan is hereby amended as follows:

Section 3.1(a) is amended by striking in the table therein contained the terms “0% to 100% in 1% increments” in the last cell in the column labeled “Minimum Amount” relating to SARs and inserting in lieu thereof “100%”.

Section 3.2(c) and (d) are amended to read as follows:

“(c) Timing of Election to Defer Annual Directors’ Fees. To be effective for any Plan Year, an Election Form to defer a percentage of Annual Directors’ Fees must be received by the Committee prior to January 1 of the Plan Year to which these payments relate. However, if an individual first becomes eligible to participate in the Plan on or after the Effective Date and on a date other than January 1, the individual may submit an Election Form to defer a percentage of Annual Directors’ Fees for the remainder of the Plan Year in which he or she becomes a Participant if the Election Form is submitted within thirty (30) days after becoming eligible to participate in the Plan; provided, however, that the Election Form shall apply only to compensation not yet earned.

“(d) A Participant may elect to defer receipt of all of any SAR Award. A Participant’s election must be made at least twelve months prior to the date that the applicable SAR or Phantom Stock Award vests. Such deferrals shall be considered “Redeferrals” under §409A of the Code, and, as such, must be made for a minimum of five years, and must not be distributed in the event of Termination of Employment or Change in Control that precedes five years from the effective date of such deferral.”

Section 3

Article 4 of the Plan is hereby amended as follows:

Section 4.1 is amended by inserting “for Directors’ Fees deferrals only,” between “(ii)” and “the date of the Participant’s Termination of Directorship.” in the last sentence thereof.

Section 4

Article 5 of the Plan is amended by striking from the title thereof “; Early Withdrawal Election”, and further by striking Section 5.2.

Section 5

Article 6 of the Plan is amended by inserting in Section 6.1 thereof “, except for deferrals of SARs or Phantom Stock” before the phrase “the Participant’s death or disability”.

Except as amended by this instrument, the Plan, as previously stated, shall remain in full force and effect. All Election Agreements heretofore executed and in effect for compensation, as defined in the Plan, earned and deferred prior to December 31, 2004, shall be deemed to be effective under the terms and conditions of the Plan prior to this Second Amendment.

IN WITNESS WHEREOF, Alion has caused this instrument to be executed as of this 9th day of November, 2004, but effective as of the same date.

ALION SCIENCE AND TECHNOLOGY CORPORATION

By: /s/ Bahman Atefi

Chief Executive Officer